Amendment No. 1 to Participation Agreement
Among
MFS Variable Insurance Trust
Pacific Life & Annuity Company
Massachusetts Financial Services Company
     MFS Variable Insurance Trust (the “Trust”), Pacific Life & Annuity Company (the “Company” ), on its behalf and on behalf of certain Accounts, and Massachusetts Financial Services Company (“MFS”), have previously entered into a Participation Agreement dated May 1, 2007 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).
     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.
A M E N D M E N T
     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.	Schedules A and B of the Agreement are deleted and replaced in their entirety with the Schedules A and B attached hereto, respectively.
2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2010.

Trust:	MFS Variable Insurance Trust
By:
Name:
	Title:	Assistant Secretary

MFS:	Massachusetts financial services company
By:
Name:
	Title:	President and Chief Executive Officer

Company:	Pacific Life Insurance Company
By:
Name:
	Title:	Assistant Vice President

Attest:
Corporate Secretary

Schedule A
Separate Accounts and Associated Variable Contracts/Policies

Name of Separate Account and Date Established by Board of Directors	Policies/Contracts Funded By Separate Account
Separate Account A of Pacific Life & Annuity Company January 25, 1999	Pacific One Select
Pacific Portfolios
Pacific Portfolios for Chase
Pacific Voyages
Pacific Value
Pacific Value Edge
Pacific Innovations Select
Pacific Journey
Pacific Odyssey
Pacific Explorer
Pacific Destinations

Pacific Select Exec Separate Account of Pacific Life & Annuity Company September 24, 1998	Pacific Select Exec II — NY Pacific Select Exec III — NY Pacific Select Exec IV — NY Pacific Select Exec V — NY Pacific Select Estate Preserver — NY

Separate Account I of Pacific Life Insurance Company June 8, 2002	Magnastar Magnastar — Survivorship

Schedule B
The Separate Account(s) shown on SCHEDULE A may invest in the following Portfolios of the MFS Variable Insurance Trust:
MFS Utilities Series – Service Class
MFS New Discovery – Service Class
MFS Investors Growth Stock – Service Class
MFS Value – Service Class

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